                                                                   EXHIBIT 10.10

                                    AGREEMENT

         This Stock Purchase Agreement ("Agreement") is entered into as of the 20th day of December, 1997, by and among NationsRent of West Virginia, Inc., a Delaware corporation ("Buyer"), William O. Tracy, III and Fred W. Truman (the "Principal Sellers") and Byron H. Black, Kent E. Jackfert, Robert V. Berthold, Jr., Samuel Yerrid, Robert Orders, and Andrew Teeter (the "Other Sellers", and together with the Principal Sellers, the "Sellers") and Titan Rentals, Inc., a West Virginia corporation ("Company"). The Buyer and the Sellers are referred to collectively herein as the "Parties."

                                    RECITALS

         The Sellers in the aggregate own all of the outstanding capital stock of the Company. The Sellers desire to sell, and the Buyer desires to purchase, all of the issued and outstanding shares (the "Shares") of capital stock of the Company, for the consideration and on the terms set forth in this Agreement.

                             STATEMENT OF AGREEMENT

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

                                    ARTICLE I
                                   DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article I:

         "Accounts Receivable" has the meaning set forth in ss.3.8(a) below.

         "Agreement" has the meaning set forth in the first paragraph of this Agreement.

         "Affiliate" shall mean a person that directly, or indirectly through one or more intermediaries, or is controlled by, or is under common control with the Person specified.

         "Applicable Contract" shall mean any Contract (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the assets owned or used by it is or may become bound.



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         "Company VEBA" means a VEBA whose members include employees of the
Company or any ERISA Affiliate of the Company.

         "Consent" shall mean any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

         "Contemplated Transactions" shall mean all of the transactions contemplated by this Agreement, including:

                  (a) the sale of the Shares by Sellers to Buyer;

                  (b) the execution, delivery, and performance of the Promissory Notes, the Employment Agreements, the Lease Agreements, and the Sellers' Releases;

                  (c) the performance by Buyer and Sellers of their respective covenants and obligations under this Agreement; and

                  (d) Buyer's acquisition and ownership of the Shares and exercise of control over the Company.

         "Contract" shall mean any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

         "Contract Terminations" has the meaning set forth in ss.3.2(b)(vii) below.

         "Damages" has the meaning set forth in ss.10.2 below.

         "Employment Agreements" has the meaning set forth in ss.2.4(a)(iii) below.

         "Encumbrance" shall mean any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

         "Environment" shall mean soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

         "Environmental, Health, and Safety Liabilities" shall mean any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:



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                  (a) any environmental, health, or safety matters or conditions
         (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

                  (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

                  (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

                  (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA").

         "Environmental Law" shall mean any Legal Requirement that requires or relates to:

                  (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

                  (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

                  (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

                  (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

                  (e) protecting resources, species, or ecological amenities;


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                  (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

                  (g) the Cleanup of pollutants that have been released, preventing the threat of release, or paying the costs of such Cleanup or prevention; or

                  (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "ERISA Affiliate" means, with respect to the Company, any trade or business (whether or not incorporated) that is part of the same controlled group, or under common control with, or part of an affiliated service group that includes the Company, within the meaning of IRC ss.414 and/or ORC ss.4001(a)(14).

         "Facilities" shall mean any real property, leaseholds, or other interests currently or formerly owned or operated by the Company and any buildings, plants, structures, or equipment (including motor vehicles) currently or formerly owned or operated by the Company.

         "Financial Statements" has the meaning set forth in ss.3.4 below.

         "GAAP" shall mean generally accepted United States generally accepted accounting principles, as in effect from time to time, applied on a consistent basis.

         "Governmental Authorization" shall mean any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         "Governmental Body" shall mean any:

                  (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

                  (b) federal, state, local, municipal, foreign, or other government;

                  (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

                  (d) multi-national organization or body; or


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                  (e) body exercising, or entitled to exercise, any
         administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         "Hazardous Activity" shall mean the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Company.

         "Hazardous Materials" shall mean any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos containing materials.

         "Indebtedness" shall mean as applied to any Person, means: (i) all obligations of that Person to repay or pay money borrowed from another Person or the deferred portion of the purchase price of services or property; (ii) all obligations of that Person under bankers acceptances; (iii) all obligations of that Person under letters of credit; (iv) obligations of others which that Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the Ordinary Course of Business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which that Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable; (v) all obligations evidenced or secured by any mortgage, pledge, lien or conditional sale or other title retention agreement to which any property or asset owned or held by that Person is subject, whether or not the obligation evidenced or secured thereby shall have been assumed; and (vi) all other items (except items of capital stock, capital surplus, general contingency reserves, deferred income taxes, retained earnings and amounts attributable to minority interest, if any) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of that Person as of the date Indebtedness is to be determined, including obligations of that Person properly treated as capital lease obligations or their equivalent under GAAP.

         "Indemnified Persons" has the meaning set forth in ss.10.2 below.

         "Intellectual Property Assets" has the meaning set forth in ss.3.23 below.

         "IRC" shall mean the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.



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         "IRS" shall mean the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

         "Knowledge" shall mean with respect to a particular fact or matter:

                  (a) such individual is actually aware of such fact or other matter; or

                  (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable inquiry concerning the existence of such fact or other matter.

         A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity), or as an employee having responsibility for such facts or matters, has, or at any time had, Knowledge of such fact or other matter.

         "Lease Agreements" has the meaning set forth in ss.2.4(a)(iv) below.

         "Lease Property" means each of the properties to be leased by Buyer located near St. Albans and Fairmont, West Virginia, respectively.

         "Legal Requirement" shall mean any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

         "Maximum Indebtedness" has the meaning set forth in ss.3.30 below.

         "Most Recent Balance Sheet" has the meaning set forth in ss.3.4(a) below.

         "Most Recent Financial Statements" has the meaning set forth in ss.3.4(a) below.

         "Most Recent Fiscal Month End" has the meaning set forth in ss.3.4(a) below.

         "Most Recent Fiscal Year End" has the meaning set forth in ss.3.4(a) below.

         "Multiemployer Plan" has the meaning given in ERISA ss.3(37)(A) and 4001.

         "Occupational Safety and Health Law" shall mean any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.


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         "Order" shall mean any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

         "Ordinary Course of Business" shall mean an action taken by a Person that is:

                  (a) consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

                  (b) not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person; and

                  (c) similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

         "Organizational Documents" shall mean (a) the articles or certificate of incorporation and the bylaws or regulations of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership;
(c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

         "Other Benefit Obligations" means all obligations, arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, officers, employees, or agents, other than obligations, arrangements, and practices that are Plans. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and fringe benefits within the meaning of IRC ss.132.

         "Other Sellers" has the meaning set forth in the first paragraph of this Agreement.

         "Parent Subsidiary" means any corporation with respect to which the Parent owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "Parties" has the meaning set forth in the first paragraph of this Agreement.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.



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         "Pension Plan" has the meaning given in ERISA ss.3(2)(A).

         "Person" shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

         "Plan" has the meaning given in ERISA ss.3(3).

         "Plan Sponsor" has the meaning given in ERISA ss.3(16)(B).

         "Principal Sellers" has the meaning set forth in the first paragraph of this Agreement.

         "Proceeding" shall mean any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "Promissory Notes" shall mean the promissory notes described in ss.2.4(b)(ii) below.

         "Qualified Plan" means any Plan that meets or purports to meet the requirements of IRC ss.401(a).

         "Related Person" shall mean with respect to a particular individual:

                  (a) each other member of such individual's Family;

                  (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

                  (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

                  (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

         With respect to a specified Person other than an individual:

                  (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

                  (b) any Person that holds a Material Interest in such specified Person;



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                  (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

                  (d) any Person in which such specified Person holds a Material Interest;

                  (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

                  (f) any Related Person of any individual described in clause
(b) or (c).

         For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

         "Release" shall mean any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

         "Rental Equipment" shall mean all machinery, equipment, tools, supplies, and other similar tangible personal property used or held for use by the Company or its customers.

         "Representative" shall mean with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

         "Restrictions" shall mean any restriction of transfer (other than Restrictions under the Securities Act and state securities laws), Taxes, security interests, options, warrants, pre-emptive rights, purchase rights, contracts, commitments, equities, claims, demands or other restrictions in the right to vote, sell, pledge, transfer or otherwise dispose of the Shares.

         "Securities Act" shall mean the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "Seller Notes" mean (a) the Promissory Notes and (b) any other notes whether outstanding on the date of the Promissory Notes or thereafter created, incurred or assumed, issued by the Parent or any Parent Subsidiary in connection with the acquisition by Parent or any Parent Subsidiary of any other business, properties, stock or assets of the sellers of such businesses, properties, stock or assets.



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         "Sellers" has the meaning set forth in the first paragraph of this
Agreement.

         "Sellers' Disclosure Schedule" shall mean the disclosure schedule to be delivered by Sellers to Buyer prior to Buyer's execution of this Agreement.

         "Sellers' Releases" has the meaning set forth in ss.2.4(a)(ii) below.

         "Senior Indebtedness" shall mean the principal of (and premium, if any) and interest on (a) all bank financing and other similar indebtedness of the ultimate parent of Buyer, NationsRent, Inc., a Delaware corporation ("Parent"), other than the Seller Notes, whether outstanding on the date of the Promissory Notes or thereafter created, incurred or assumed, which is (i) reasonably determined by Parent to be necessary or appropriate (A) in connection with the acquisition by Parent or any Parent Subsidiary of any businesses, properties, or assets, or (B) to finance the working capital needs of Parent or any Parent Subsidiary, and (ii) for money borrowed; (b) obligations of Parent or any Parent Subsidiary, whether outstanding on the date of the Promissory Notes or thereafter created, incurred or assumed, as lessee under (I) leases of properties or assets, which leases are required to be capitalized on the balance sheet of Parent or any Parent Subsidiary under GAAP, and (II) leases of properties or assets made as part of any sale and lease-back transaction to which Parent or any Parent Subsidiary is a party; and (c) amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation, unless in any case in the instrument creating or evidencing any such indebtedness or obligation or pursuant to which the same is outstanding it is provided that such indebtedness or obligation is not superior in right of payment to the Promissory Notes.

         "Shares" has the meaning set forth in the Recitals of this Agreement.

         "Subsidiary" shall mean with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), are held by the Owner or one or more of its Subsidiaries.

         "Tax" shall mean any tax (including, but not limited to, any income tax, capital gains tax, value-added tax, sales or use tax, employment tax, excise tax, gross receipts tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

         "Tax Return" shall mean any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "Threat of Release" shall mean a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

         "Threatened" shall mean a claim, Proceeding, dispute, action, or other matter pursuant to which if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

         "Title IV Plans" means all Pension Plans that are subject to Title IV of ERISA 29 U.S.C. ss.1301 et seq., other than Multiemployer Plans.

         "VEBA" means a voluntary employees' beneficiary association under IRC ss.501(c)(9).

         "Welfare Plan" has the meaning given in ERISA ss.3(1).

                                   ARTICLE II
                      SALE AND TRANSFER OF SHARES; CLOSING

         SS.2.1 BASIC TRANSACTION. On and subject to the terms and conditions of this Agreement, at the Closing, the Buyer agrees to purchase from the Sellers and the Sellers agree to sell to the Buyer, all of the Shares free and clear of all Restrictions.

         SS.2.2   PURCHASE PRICE. The purchase price (the "Purchase Price") for the Shares will be Six Million Dollars ($6,000,000), representing the sum of the Cash Payment as specified in ss.2.4(b)(i) plus the principal amounts of the Promissory Notes to be delivered by Buyer to Sellers pursuant to ss.2.4(b)(ii) at the Closing.

         SS.2.3   CLOSING. The closing of the Contemplated Transactions (the
"Closing") shall take place at the Columbus offices of Buyer's counsel, Squire, Sanders & Dempsey L.L.P., at 10:00 a.m. (local time) on the later of (i) December 23, 1997 or (ii) the date that is five business days following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the Contemplated Transactions (other than conditions with respect to actions the respective Parties will take at the Closing itself), or at such other time and place as the parties may agree. Subject to the provisions of
Article IX, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this ss.2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

         SS.2.4   CLOSING OBLIGATIONS.  At the Closing,

                  (a)      The Sellers and the Company will deliver to the
         Buyer:

                           (i) certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers), and notarized, for transfer to Buyer;

                           (ii) releases in the form of Exhibit 2.4(a)(ii) executed by Sellers (collectively, "Sellers' Releases");

                           (iii) an employment agreement in the form of Exhibit 2.4(a)(iii)(A), executed by William O. Tracy, III, and an employment agreement in the form of Exhibit 2.4(a)(iii)(B), executed by Fred W. Truman (collectively, the "Employment Agreements");

                           (iv)   separate lease agreements, each in the form of
                  Exhibit 2.4(a)(iv), executed by Titan Partners with respect to each Lease Property (collectively, the "Lease Agreements") and

                           (v)    the various opinions, certificates,
                  instruments and other documents referred to in Article VII of this Agreement;

                           (vi)   certified copies of the articles of
                  incorporation and by-laws of the Company;

                           (vii) complete stock books, stock ledgers, minute books and corporate seals of the Company; and

                           (viii) resignations of such officers and directors
                  (form their offices as such) of the Company as the Buyer may request.

                  (b)      Buyer will deliver to Sellers:

                           (i)    $4,500,000 (the "Cash Payment"), in
                  immediately available funds by wire transfer to account of the Sellers, with a bank in Charleston, West Virginia designated by the Sellers, by notice to the Buyer, not later than two (2) business days prior to the Closing Date;

                           (ii) the following convertible promissory notes (in the form of Exhibit 2.4(b)(ii)) (each a "Promissory Note" and together, the "Promissory Notes") of NationsRent, Inc., a Delaware corporation and the parent corporation of the Buyer, which Promissory Notes will bear interest at the rate of 6.5% per annum (subject to a certain conversion period adjustment) and be subordinate to the Senior Indebtedness:

                                    (A) $387,096 Promissory Note payable to
                                        William O. Tracy, III,
                                    (B) $241,935 Promissory Note payable to
                                        Byron H. Black,
                                    (C) $193,549 Promissory Note payable to Kent
                                        E. Jackfert,
                                    (D) $193,549 Promissory Note payable to
                                        Robert V. Berthold, Jr.,
                                    (E) $193,549 Promissory Note payable to Fred
                                        W. Truman,
                                    (F) $96,774 Promissory Note payable to
                                        Samuel Yerrid,
                                    (G) $96,774 Promissory Note payable to
                                        Robert Orders, and
                                    (H) $96,774 Promissory Note payable to
                                        Andrew Teeter;

                           (iii) the Employment Agreements, executed by Buyer;

                           (iv)  the Lease Agreements, executed by Buyer; and

                           (v) the various opinions, certificates, instruments and other documents referred to in Article VIII of this Agreement.

                                   ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF SELLERS AND THE COMPANY

         The Sellers and the Company represent and warrant to Buyer that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III). Such representations and warranties are made and given subject to the disclosures in the Sellers' Disclosure Schedule accompanying this Agreement executed, delivered and satisfied by the Sellers and the Company.

         SS.3.1   ORGANIZATION AND GOOD STANDING.

                  (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

                  (b) The Sellers and the Company have delivered to Buyer copies of the Organizational Documents of the Company, as currently in effect.

                  (c) Attachment ss.3.1(c) contains a complete and accurate list for the Company of its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each shareholder and the number of shares held by each).

         SS.3.2   AUTHORITY; NO CONFLICT.

                  (a) This Agreement constitutes the legal, valid, and binding obligation of Sellers and the Company enforceable against them in accordance with its terms. Upon the execution and delivery by Sellers of the Sellers' Releases, the Employment Agreements and the Lease Agreements (collectively, the "Sellers' Closing Documents"), the Sellers' Closing Documents will constitute the legal, valid, and binding obligations of Sellers, enforceable against them in accordance with their respective terms. Sellers have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Sellers' Closing Documents and to perform their obligations under this Agreement and the Sellers' Closing Documents.

                  (b) Except as set forth in ss.3.2(b) of the Sellers' Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                           (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Company, or (B) any resolution adopted by the board of directors or the shareholders of the Company;

                           (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Sellers, or the Company, or any of the assets owned or used by the Company, may be subject;

                           (iii) contravene, conflict with, or result in a
                  violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by the Company;

                           (iv) to the Knowledge of Sellers, cause any of the assets owned by the Company to be reassessed or revalued by any taxing authority or other Governmental Body;

                           (v) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract;

                           (vi) violate any applicable law, rule, regulation, judgment, injunction, order or decree or alter or violate or impair any license, franchise, permit or other similar authorization held by the Company;

                           (vii) require any consent or other action by any Person under, conflict with, result in a breach of, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Sellers or the Company to a loss of any benefit to which the Company is entitled under, any agreement, contract, lease, license, instrument or other arrangement binding upon the Company or its properties or assets (any such event being a "Contract Termination"); or

                           (viii) result in the imposition or creation of any
                  Encumbrance upon or with respect to any of the assets owned or used by the Company.

                  (c) Except as set forth in ss.3.2(c) of the Sellers' Disclosure Schedule, neither the Sellers nor the Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

                  (d) The Sellers are acquiring the Promissory Notes for their own account and not with a view to distribution within the meaning of
         Section 2(11) of the Securities Act.

         SS.3.3   CAPITALIZATION.

                  (a) The authorized equity securities of the Company consist of 155 shares of common stock, no par value, all of which are issued and outstanding and constitute the Shares. Sellers are and will be on the Closing Date the record and beneficial owners and holders of the Shares, free and clear of all Encumbrances.

                  (b) No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of the Company. All of the issued and outstanding equity securities of the Company have been duly authorized and validly issued, fully paid and nonassessable and are held of record by the Sellers, free and clear of all

         Encumbrances. Except as set forth in ss.3.3(b) of the Sellers' Disclosure Schedule, there are no outstanding (i) shares of capital stock or voting securities of the Company other than the Shares, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities or ownership interests in the Company or (iii) options or other rights to securities or ownership interests in or securities convertible into or exchangeable for capital stock or voting securities or ownership interests in the Company (the items in clauses (i), (ii), and (iii) being referred to collectively as "Company Securities"). There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Company Securities. The Company has no outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

                  (c) None of the outstanding equity securities or other securities of the Company were issued in violation of the Securities Act or any other Legal Requirement.

                  (d) Except as set forth in ss.3.3(d) of the Sellers' Disclosure Schedule, the Company does not own or have any Contract to acquire any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

         SS.3.4   FINANCIAL STATEMENTS.

                  (a) The Sellers and the Company have delivered to the Buyer the following financial statements (collectively, the "Financial Statements") that have been compiled by Virginia C. Slack, certified public accountant: (i) unaudited balance sheet ("Balance Sheet") and statements of income, changes in shareholders' equity, and cash flow as of and for the fiscal year ended December 31, 1996 (the "Most Recent Fiscal Year End"), and (ii) unaudited balance sheet (the "Most Recent Balance Sheet") and statements of income, changes in shareholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the nine months ended September 30, 1997 (the "Most Recent Fiscal Month End").

                  (b) The Financial Statements are (i) complete and correct and consistent with the books and records of the Company (which books and records are complete and correct); (ii) are prepared in accordance with the income tax basis of accounting and standards established by the American Institute of Certified Public Accountants applied on a consistent basis throughout the periods covered thereby; and (iii) present fairly the financial condition and the results of operations, changes in shareholders' equity, and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements, subject to the absence of notes (that, if presented, would not materially alter the information presented in said Financial Statements. No financial statements of any other Person are required by GAAP to be included in consolidated financial statements with the Company.

         SS.3.5   BOOKS AND RECORDS. The books of account, stock record books, and other records of the Company (specifically excluding the minute books), all of which have been made available to the Buyer, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls, and accurately reflect all material transactions. The minute books of the Company are not materially incomplete or incorrect and the Company will not be adversely affected by the manner in which such minute books have been maintained or by the actions taken by the shareholders, the boards of directors, and the committees of the boards of directors of the Company which are not fully reflected in such minute books. At the Closing, all of the foregoing books and records will be in the possession of the Company.

         SS.3.6   TITLE TO PROPERTIES; ENCUMBRANCES.

                  (a) ss.3.6(a) of the Sellers' Disclosure Schedule contains a complete and accurate list of all real property, leaseholds, or other interests therein owned by the Company. Sellers and the Company have delivered or made available to Buyer copies of the deeds and other instruments (as recorded) by which the Company acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of Sellers or the Company and relating to such property or interests.

                  (b) The Company owns (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own located in the facilities owned or operated by the Company or reflected as owned in the books and records of the Company, including all of the properties and assets reflected in the Financial Statements (except for inventory and Rental Equipment sold since the Most Recent Fiscal Month End, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Company since the Most Recent Fiscal Month End (except for inventory and Rental Equipment subsequently sold in the Ordinary Course of Business), which subsequently purchased or acquired properties and assets (other than inventory, Rental Equipment, and short-term investments) are listed in ss.3.6(b) of the Sellers' Disclosure Schedule.

                  (c) All material properties and assets reflected in the Most Recent Balance Sheet are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (i) mortgages or security interests shown on the Most Recent Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (ii) mortgages or security interests incurred in the Ordinary Course of Business in connection with the purchase of property or assets after the Most Recent Fiscal Month End (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (iii) liens for current taxes not yet due, and (iv) with respect to real property, (A) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of the Company and (B) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. All buildings, plants, and structures owned by the Company lie wholly within the boundaries of the real property owned by the Company and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

         SS.3.7   CONDITION AND SUFFICIENCY OF ASSETS. The buildings, plants, structures, and equipment of the Company are structurally sound, are in good operating condition and repair (subject to normal wear and tear), and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, and equipment of the Company are sufficient for the continued conduct of the Company's business after the Closing in substantially the same manner as conducted prior to the Closing.

         SS.3.8   ACCOUNTS RECEIVABLE.

                  (a) All accounts receivable of the Company that are reflected on the Most Recent Balance Sheet or on the accounting records of the Company as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are, or will be as of the Closing Date, current and collectible.

                  (b) ss.3.8(b) of the Sellers' Disclosure Schedule contains a complete and accurate list and description of Proceedings pending as of the date hereof to pursue collection of the Accounts Receivable (the "Collection Actions A/R"). There is no contest, claim, or right of set-off, other than adjustments in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable.

                  (c) ss.3.8(c) of the Sellers' Disclosure Schedule contains a complete and accurate list of all Accounts Receivable as of the Most Recent Fiscal Month End, which list sets forth the aging of such Accounts Receivable.

         SS.3.9   INVENTORY. All inventory of the Company, whether or not
reflected in the Most Recent Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Most Recent Balance Sheet. All such inventories not written off have been priced at the lower of cost or net realizable value on a first in, first out basis. To the Knowledge of Sellers, the quantities of each item of inventory of the Company are not excessive, but are reasonable and consistent with normal industry practices.

         SS.3.10 RENTAL EQUIPMENT. All Rental Equipment of the Company, whether or not reflected in the Most Recent Balance Sheet, consists of a quality and quantity usable, rentable, or salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Most Recent Balance Sheet. All such Rental Equipment not written off has been recorded at net realizable value and has been depreciated consistent with the economic life of such Rental Equipment. To the Knowledge of Sellers, the quantities of each item of such Rental Equipment are not excessive, but are reasonable and consistent with normal industry practices. All such Rental Equipment is in good operating condition and repair, subject to normal wear and tear, and has been maintained in accordance with normal industry practice.

         SS.3.11 NO UNDISCLOSED LIABILITIES. Except as set forth in ss.3.11 of the Sellers' Disclosure Schedule, the Company does not have any liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Most Recent Balance Sheet and trade payables and accrued expenses incurred in the Ordinary Course of Business since the date thereof.

         SS.3.12  TAXES.

                  (a) The Company has filed or caused to be filed on a timely basis all Tax Returns that are or were required to be filed by it, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. The Sellers and the Company have delivered or made available to Buyer copies of, and ss.3.12(a) of the Sellers' Disclosure Schedule contains a complete and accurate list of, all such Tax Returns (except sales Tax Returns) filed on or since January 1, 1993. The Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by the Sellers or the Company, except such Taxes, if any, as are listed in ss.3.12(a) of the Sellers' Disclosure Schedule and are being contested in good faith and as to which adequate reserves (determined in accordance with the basis of accounting used in the Financial Statements) have been provided in the Most Recent Balance Sheet.

                  (b) The United States federal and state income Tax Returns of the Company have been audited by the IRS or relevant state tax authorities or are closed by the applicable statute of limitations for all taxable years through December 31, 1993. ss.3.12(b) of the Sellers' Disclosure Schedule contains a complete and accurate list of all audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in ss.3.12(a) of the Sellers' Disclosure Schedule, are being contested in good faith by appropriate proceedings. ss.3.12(a) of the Sellers' Disclosure Schedule describes all adjustments to the United States federal income Tax Returns filed by the Company or any group of corporations including the Company for all taxable years since December 31, 1990, and the resulting deficiencies proposed by the IRS.

                  (c) Except as described in ss.3.12(c) of the Sellers' Disclosure Schedule, neither the Seller nor the Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Company or for which the Company may be liable.

                  (d) The charges, accruals, and reserves with respect to Taxes on the books of the Company are adequate (determined in accordance with the basis of accounting used in the Financial Statements) and are at least equal to the liability for Taxes of the Company. There exists no proposed tax assessment against the Company except as disclosed in the Most Recent Balance Sheet or in ss.3.12(d) of the Sellers' Disclosure Schedule. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by the Company. All Taxes that the Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person. There is no action, suit, proceeding, investigation, audit, or claim now pending or Threatened by any taxing authority related to the Company. No claim has ever been made by any taxing authority in a jurisdiction where the Company does not file Tax Returns that the Company is subject to taxation in such jurisdiction. The Company has properly completed and filed all sales tax exemption certificates for sales where tax was not charged.

                  (e) All Tax Returns filed by (or that include on a consolidated basis) the Company are true, correct, and complete. There is no tax sharing agreement (or equivalent agreement) that will require any payment by the Company after the date of this Agreement. The Company is not, or within the five-year period preceding the Closing Date has not been, an "S" corporation. During the consistency period (as defined in Section 338(h)(4) of the IRC with respect to the sale of the Shares to Buyer), neither the Company nor any target affiliate (as defined in Section 338(h)(6) of the IRC with respect to the sale of the Shares to Buyer) has sold or will sell any property or assets to Buyer or to any member of the affiliated group (as defined in Section 338(h)(5) of the IRC) that includes Buyer. ss.3.12(e) of the Sellers' Disclosure Schedule lists all such target affiliates.

                  (f) The Company is not a party to any safe harbor lease within the meaning of Section 168(f)(8) of the IRC, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982. The Company is not, and never has been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the IRC. No Seller is a "foreign person" as such term is defined in Section 1445 of the IRC. The Company is not a "consenting corporation" under Section 341(f) of the IRC. The Company has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to the Company pursuant to Section 280G of the IRC. The Company has not participated in an international boycott as defined in Section 999 of the IRC. The Company has not agreed to make or is required to make any adjustment under Section 481(a) of the IRC by reason of a change in accounting method or otherwise.

         SS.3.13 NO MATERIAL ADVERSE CHANGE. Except as set forth in ss.3.13 of the Sellers' Disclosure Schedule, since the Most Recent Fiscal Month End, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Company, and no event has occurred or circumstance exists that may result in such a material adverse change.

         SS.3.14  EMPLOYEE BENEFITS.

                  (a) ss.3.14(a) of the Sellers' Disclosure Schedule contains or sets forth the following:

                           (i) a complete and accurate list of all Company Plans, Company Other Benefit Obligations, and Company VEBAs, and identifies as such all Company Plans that are (A) defined benefit Pension Plans, (B) Qualified Plans, (C) Title IV Plans, or (D) Multiemployer Plans.

                           (ii) a complete and accurate list of (A) all ERISA Affiliates of the Company, and (B) all Plans of which any such ERISA Affiliate is or was a Plan Sponsor, in which any such ERISA Affiliate participates or has participated, or to which any such ERISA Affiliate contributes or has contributed.

                           (iii) for each Multiemployer Plan, as of its last
                  valuation date, the amount of potential withdrawal liability of the Company and the Company's other ERISA Affiliates, calculated according to information made available pursuant to ERISA ss. 4221(e).

                           (iv) a calculation of the liability of the Company for post-retirement benefits other than pensions, made in accordance with Financial Accounting Statement 106 of the Financial Accounting Standards Board, regardless of whether the Company is required by this Statement to disclose such information.

                           (v) the financial cost of all obligations owed under
                  any Company Plan or Company Other Benefit Obligation that is not subject to the disclosure and reporting requirements of ERISA.

                  (b)      The Sellers and the Company have delivered to Buyer:

                           (i) all documents that set forth the terms of each Company Plan, Company Other Benefit Obligation, or Company VEBA and of any related trust, including (A) all plan descriptions and summary plan descriptions of Company Plans for which Sellers or the Company or any ERISA Affiliate of the Company are required to prepare, file, and distribute, and (B) all summaries and descriptions furnished to participants and beneficiaries regarding Company Plans, Company Other Benefit Obligations, and Company VEBAs for which a plan description or summary plan description is not required;

                           (ii) all personnel, payroll, and employment manuals and policies;

                           (iii) all collective bargaining agreements pursuant to which contributions have been made or obligations incurred (including both pension and welfare benefits) by the Company and the ERISA Affiliates of the Company, and all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by such entities;

                           (iv) a written description of any Company Plan or Company Other Benefit Obligation that is not otherwise in writing;

                           (v) all registration statements filed with respect to any Company Plan and Company Other Benefit Obligation;

                           (vi) all insurance policies purchased by or to provide benefits under any Company Plan and Company Other Benefit Obligation;

                           (vii) all contracts with third party administrators, actuaries, investment managers, consultants, and other independent contractors that relate to any Company Plan, Company Other Benefit Obligation, or Company VEBA;

                           (viii) all reports submitted within the four years
                  preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to any Company Plan, Company Other Benefit Obligation, or Company VEBA;

                           (ix) all notifications to employees of their rights under ERISA ss.601 et seq. and IRC ss. 4980B;

                           (x) the Form 5500 filed in each of the most recent three plan years with respect to each Company Plan and Company Other Benefit Obligation, including all schedules thereto and the opinions of independent accountants;

                           (xi) all notices that were given by the Company or any ERISA Affiliate of the Company or any Company Plan to the IRS, the U.S. Department of Labor, the PBGC, or any participant or beneficiary, pursuant to statute, regulation, or otherwise, within the four years preceding the date of this Agreement, including notices that are expressly mentioned elsewhere in this ss.3.14;

                           (xii) all notices that were given by the IRS, the PBGC, or the Department of Labor to the Company, any ERISA Affiliate of the Company, or any Company Plan within the four years preceding the date of this Agreement;

                           (xiii) with respect to Qualified Plan and VEBAs, the
                  most recent determination letter for each Company Plan that is a Qualified Plan, and exemption in response to the filing of IRS Form 1024 for each Company VEBA; and

                           (xiv) with respect to Title IV Plans, the Form PBGC-I filed for each of the three most recent plan years.

                  (c) Except as set forth in ss.3.14(c) of the Sellers' Disclosure Schedule:

                           (i) The Company and the Company's ERISA Affiliates have performed all of respective obligations under all Company Plan, Company Other Benefit Obligations, and Company VEBAs. The Company has made appropriate entries in its financial records and statements for all obligations and liabilities under such Company Plan, Company VEBAs, and Company Other Benefit Obligation that have accrued but are not due.

                           (ii) No statement, either written or oral, has been made by the Company to any Person with regard to any Plan or Other Benefit Obligation that was not in accordance with the Plan or Other Benefit Obligation and that could have an adverse economic consequence to the Company or to Buyer.

                           (iii) The Company, with respect to all Company Plan,
                  Company Other Benefits Obligations, and Company VEBAs, are, and each Company Plan, Company Other Benefit Obligation, and Company VEBA is, in full compliance with ERISA, the IRC, and other applicable Laws including the provisions of such Laws expressly mentioned in this ss.3.14, and with any applicable collective bargaining agreement.

                                    (A) No transactions prohibited by ERISA
                           ss.406 and no "prohibited transaction" under IRC ss.4975(c) have occurred with respect to any Company Plan.

                                    (B) No Seller or the Company or any ERISA
                           Affiliate of the Company has any liability to the IRS with respect to any Plan, including any liability imposed by Chapter 43 of the IRC.

                                    (C) No Seller or the Company or any ERISA
                           Affiliate of the Company has any liability to the PBGC with respect to any Plan or has any liability under ERISA ss.502 or ss.4071.

                                    (D) All filings required by ERISA and the
                           IRC as to each Company Plan, Company VEBA, and Company Other Benefit Obligation, have been timely filed, and all notices and disclosures to participants required by either ERISA or the IRC have been timely provided.

                                    (E) All contributions and payments made or
                           accrued with respect to all Company Plans, Company Other Benefit Obligations, and Company VEBAs are deductible under IRC ss.162 or ss.404. No amount, or any asset of any Company Plan or Company VEBA, is subject to tax as unrelated business taxable income.

                           (iv) Each Company Plan and Company Other Benefit Obligation can be terminated within thirty days, without payment of any additional contribution or amount and without the vesting or acceleration of any benefits promised by such Plan.

                           (v) Since December 31, 1993, there has been no establishment or amendment of any Company Plan, Company VEBA, or Company Other Benefit Obligation.

                           (vi) No event has occurred or circumstance exists that could result in a material increase in premium costs of Company Plans and Company Other Benefit Obligations that are insured, or a material increase in benefit costs of such Company Plan and Company Other Benefit Obligation that are self-insured.

                           (vii) Other than claims for benefits submitted by
                  participants or beneficiaries, no claim against, or legal proceeding involving, any Company Plan, Company Other Benefit Obligation, or Company VEBA is pending or, to the Knowledge of Sellers', is pending or Threatened.

                           (viii) Each Company Plan that is a Qualified Plan is
                  qualified in form and operation under IRC ss.401(a); each trust for each such Plan is exempt from federal income tax under IRC ss.501(a). Each Company VEBA is exempt from federal income tax and qualifies under IRC ss.501(c)(9). No event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax-exempt status of any such Qualified Plan or trust or Company VEBA.

                           (ix) With respect to each Company Plan, the Company and each ERISA Affiliate of the Company has met the minimum funding standard, and has made all contributions required, under ERISA ss.302 and IRC ss.412.

                           (x)    No Company Plan is subject to Title IV of
                  ERISA.

                           (xi) The Company has paid all amounts due to the PBGC pursuant to ERISA ss.4007.

                           (xii) Neither the Company nor any ERISA Affiliate of the Company has ceased operations at any facility or has withdrawn from any Title IV Plan or has engaged in a transaction in a manner that would subject the Company or any ERISA Affiliate of the Company, or any other entity or Sellers to liability under ERISA ss.4062(e), ss.4063, ss.4064 or ss.4069.

                           (xiii) Neither the Company nor any ERISA Affiliate of
                  the Company has filed a notice of intent to terminate any Plan or has adopted any amendment to treat a Plan as terminated. The PBGC has not instituted proceedings to terminate any Company Plan. No event has occurred or circumstance exists that may constitute grounds under ERISA ss.4042 for the termination of, or the appointment of a trustee to administer, any Company Plan.

                           (xiv) No amendment has been made, or is reasonably expected to be made, to any Plan that has required or could require the provision of security under ERISA ss.307 or IRC ss.401(a)(29).

                           (xv) No accumulated funding deficiency, whether or not waived, exists with respect to any Company Plan; no event has occurred or circumstance exists that may result in an accumulated funding deficiency as of the last day of the current plan year of any such Company Plan.

                           (xvi) The actuarial report for each Company Plan that is a Title IV Plan fairly presents the financial condition and the results of operations of each such Title IV Plan in accordance with GAAP.

                           (xvii) Since the last valuation date for each Company Plan that is a Title IV Plan, no event has occurred or circumstance exists that would increase the amount of benefits under any such Title IV Plan or that would cause the excess of such Title IV Plan assets over benefit liabilities (as defined in ERISA ss.4001) to decrease, or the amount by which benefit liabilities exceed assets to increase; and

                           (xviii) The market value of assets equal or exceeded
                  (and will, as of the Closing Date, equal or exceed) the present value of "benefit liabilities" (within the meaning of ERISA ss.4001(a)(16)) thereunder determined in accordance with both (A) such Title IVB Plan's actuarial valuation assumptions in effect for the most recent prior plan year, and (B) the provisions of Title IV of ERISA on a Title IV Plan termination basis (assuming such Title IV Plan termination on each of such dates).

                           (xix) No reportable event (as defined in ERISA ss.4043 and in regulations issued thereunder) has occurred.

                           (xx) No Seller has Knowledge of any facts or circumstances that may give rise to any liability of any Seller, the Company, any ERISA Affiliate of the Company, or Buyer to the PBGC under Title IV of ERISA.

                           (xxi) Neither the Company nor any ERISA Affiliate of the Company has ever established, maintained, or contributed to or otherwise participated in, or had an obligation to maintain, contribute to, or otherwise participate in any Multiemployer Plan.

                           (xxii) Neither the Company nor any ERISA Affiliate of the Company has withdrawn from any Multiemployer Plan with respect to which there is any outstanding liability as of the date of this Agreement. No event has occurred or circumstance exists that presents a risk of the occurrence of any withdrawal from, or the participation, termination, reorganization, or insolvency of, any Multiemployer Plan that could result in any liability of either the Company or Buyer to a Multiemployer Plan.

                           (xxiii) Neither the Company nor any ERISA Affiliate
                  of the Company has received notice from any Multiemployer Plan that it is in reorganization or is insolvent, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, or that such Multiemployer Plan intends to terminate or has terminated.

                           (xxiv) No Multiemployer Plan to which the Company or any ERISA Affiliate of the Company contributes or has contributed is a party to any pending merger or asset or liability transfer or is subject to any proceeding brought by the PBGC.

                           (xxv) Except to the extent required under ERISA ss.601 et seq. and IRC ss.4980B, the Company does not provide health or welfare benefits for any retired or former employee, officer, or director, or any other person, and is not obligated to provide health or welfare benefits to any active employee, officer, director, or any other person following retirement or other termination of service.

                           (xxvi) The Company has the right to modify and terminate benefits to retirees (other than pensions) with respect to both retired and active employees.

                           (xxvii)  Sellers and the Company have complied with
                  the provisions of ERISA ss.601 et seq. and IRC ss.4980B.

                           (xxviii) No payment that is owed or may become due to
                  any director, officer, employee, or agent of the Company will be non-deductible to the Company or subject to tax under IRC ss.280G or ss.4999; nor will the Company be required to "gross up" or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person.

                           (xxiv) The consummation of the Contemplated Transactions will not result in the payment, vesting, or acceleration of any benefit under any Company Plan or Company Other Benefit Obligation.

         SS.3.15  COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL
                  AUTHORIZATIONS.

                  (a) Except as set forth in ss.3.15(a) of the Sellers' Disclosure Schedule,

                           (i) the Company is, and at all times since December 31, 1994 has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                           (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                           (iii) the Company has not received, at any time, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

                  (b) ss.3.15(b) of the Sellers' Disclosure Schedule contains a complete and accurate list of each Governmental Authorization (excluding vehicle licenses, a complete and accurate list of which will be provided by Sellers and the Company at least five business days prior to the Closing) that is held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by the Company. Each Governmental Authorization listed in ss.3.15(b) of the Sellers' Disclosure Schedule is valid and in full force and effect. The Governmental Authorizations listed in ss.3.15(b) of the Sellers' Disclosure Schedule collectively constitute all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses and to permit the Company to own and use its assets in the manner in which it currently owns and uses such assets.

                  (c) Except as set forth in ss.3.15(c) of the Sellers' Disclosure Schedule:

                           (i) the Company is, and at all times since December 31, 1993 has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in ss.3.15(b) of the Sellers' Disclosure Schedule;

                           (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in ss.3.15(b) of the Sellers' Disclosure Schedule, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in ss.3.15(b) of the Sellers' Disclosure Schedule;

                           (iii) the Company has not received any notice or
                  other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

                           (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in ss.3.15(b) of the

                  Sellers' Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

         SS.3.16  LEGAL PROCEEDINGS; ORDERS.

                  (a) ss.3.16(a) of the Sellers' Disclosure Schedule contains a complete and correct list of each Proceeding by or against the Company that is currently pending, has been pending at any time since December 31, 1992, or is Threatened, and that:

                           (i) relates to or may affect the business of, or any of the assets owned or used by the Company; or

                           (ii) challenges, or may have the effect of
                  preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

         In addition, (1) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding and (2) no Proceeding has been settled since December 31, 1992, for an amount greater than $5,000.00. Sellers have delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding (if any) listed in ss.3.16(a) of the Sellers' Disclosure Schedule. The Proceedings listed in ss.3.16(a) of the Sellers' Disclosure Schedule will not have a material adverse effect on the business, operations, assets, condition, or prospects of the Company.

                  (b) Except as set forth in ss.3.16(b) of the Sellers' Disclosure Schedule,

                           (i) there is no Order to which the Company or any of the assets owned or used by either the Company, is subject;

                           (ii) no Seller is subject to any Order that relates to the business of, or any of the assets owned or used by, the Company;

                           (iii) no officer or director of the Company is
                  subject to any Order that prohibits such officer or director from engaging in or continuing any conduct, activity, or practice relating to the business of the Company; and

                           (iv) to the Knowledge of Sellers, no agent or employee of the Company is subject to any Order that prohibits such agent or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.

                  (c) Except as set forth in ss.3.16(c) of the Sellers' Disclosure Schedule,

                           (i) the Company is, and at all times since December 31, 1993 has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

                           (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is subject; and

                           (iii) the Company has not received, at any time, any
                  notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is or has been subject.

         SS.3.17  ABSENCE OF CERTAIN CHANGES AND EVENTS.

                  (a) Except as set forth in ss.3.17(a) of the Sellers' Disclosure Schedule, since the Most Recent Fiscal Month End, the Company has conducted its business only in the Ordinary Course of Business and there has not been any:

                           (i) any event, occurrence, development or state of circumstances or facts which has had or is reasonably expected to have a material adverse effect, other than those resulting from changes in general conditions (including laws and regulations) applicable to the industry, or general economic conditions;

                           (ii) any change in the authorized or issued capital stock of the Company, any merger or consolidation with any other Person, any declaration, setting aside or payment of any dividend (whether in cash, securities or other property) or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company of any outstanding shares of capital stock or other securities of, or other material ownership interests in, the Company, or the issuance or sale by the Company of any capital stock or the issuance or sale by the Company of any capital stock or the issuance or grant by the Company of any option, warrant, call, commitment, subscription, right to purchase or contract of any character relating to its authorized or issued capital stock or any securities convertible into, relating to or based on its capital stock or any arrangement or contract with respect to the purchase or voting of any shares of its or their respective shares of capital stock, or to adjust, split, combine or reclassify any of their respective securities or make any other changes in their respective capital structure;

                           (iii) amendment to the Organizational Documents of the Company;

                           (iv) payment or increase by the Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee, or debt issued or advances made to any shareholder, director, officer, or employee;

                           (v) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

                           (vi) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, which damage, destruction or loss has materially and adversely affected the properties, assets, business, financial condition, or prospects of the Company, taken as a whole;

                           (vii) entry into, amendment or termination of, or receipt of notice of termination of (A) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (B) any Contract or transaction involving a total remaining commitment by or to the Company of at least $10,000.00;

                           (viii) sale (other than sales of inventory in the
                  Ordinary Course of Business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

                           (ix) purchase of any asset or property other than in the Ordinary Course of Business;

                           (x) cancellation or waiver of any claims or rights other than in the Ordinary Course of Business;

                           (xi)   repayment of any debt other than debt
                  disclosed in the Most Recent Balance Sheet or incurred in the Ordinary Course of Business since the Most Recent Fiscal Month End;

                           (xii) material change in the accounting methods used by the Company; or

                           (xiii) any occurrence, assumption or guarantee by the
                  Company or of any Indebtedness in excess of $10,000;

                           (xiv) any transaction or commitment made to acquire or dispose of any real property;

                           (xv)   any labor dispute, other than routine
                  individual grievances, or, to the Knowledge of Sellers, any activity or proceeding by a labor union or representative thereof to organize any employees of the Company, or any lockouts, strikes, slowdowns, work stoppages or, to the Knowledge of Sellers any threats thereof by or with respect to any employees of the Company;

                           (xvi) agreement, whether oral or written, by the Company to do any of the foregoing.

                  (b) Prior to the Closing, the Sellers will not (i) sell or otherwise transfer or dispose of the Shares, (ii) pledge or otherwise encumber the Shares, (iii) enter into any shareholders agreement or voting trust agreement, or (iv) grant any proxy with respect to the Shares.

         SS.3.18  CONTRACTS; NO DEFAULTS.

                  (a) ss.3.18(a) of the Sellers' Disclosure Schedule contains a complete and accurate list, if any, and the Sellers have delivered to the Buyer true and complete copies, if any, of:

                           (i)   each Applicable Contract that involves
                  performance of services or delivery of goods or materials by the Company of an amount or value in excess of $10,000.00 (excluding the rental of Rental Equipment in the Ordinary Course of Business);

                           (ii)  each Applicable Contract that involves
                  performance of services or delivery of goods or materials to the Company of an amount or value in excess of $5,000.00;

                           (iii) each Applicable Contract that was not entered
                  into in the Ordinary Course of Business and that involves expenditures or receipts of the Company in excess of $5,000.00;

                           (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $5,000.00 and with terms of less than one year);

                           (v) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the nondisclosure of any of the Intellectual Property Assets;

                           (vi) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

                           (vii) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

                           (viii) each Applicable Contract containing covenants
                  that in any way purport to restrict the business activity of the Company or any Affiliate of the Company or limit the freedom of the Company or any Affiliate of the Company to engage in any line of business or to compete with any Person;

                           (ix) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

                           (x) each power of attorney, if any, that is currently effective and outstanding;

                           (xi) each Applicable Contract, if any, entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for consequential damages;

                           (xii)  each Applicable Contract for capital
                  expenditures in excess of $5,000.00;

                           (xiii) each written warranty, guaranty, and or other
                  similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business; and

                           (xiv) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

         ss.3.18(a) of the Sellers' Disclosure Schedule sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts, the amount of the remaining commitment of the Company under the Contracts, and the Company's office where details relating to the Contracts are located.

                  (b) Except as set forth in ss.3.18(b) of the Sellers' Disclosure Schedules,

                           (i) no Seller (and no Related Person of any Seller) has or may acquire any rights under, and no Seller has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, the Company; and

                           (ii) to the Knowledge of Sellers, no officer,
                  director, agent, employee, consultant, or contractor of the Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of the Company, or (B) assign to the Company or to any other Person any rights to any invention, improvement, or discovery.

                  (c) Except as set forth in ss.3.18(c) of the Sellers' Disclosure Schedule, each Contract identified or required to be identified in ss.3.18(a) of the Sellers' Disclosure Schedule is in full force and effect and is valid and enforceable in accordance with its terms.

                  (d) Except as set forth in ss.3.19(d) of the Sellers' Disclosure Schedules,

                           (i) the Company is, and at all times since December 31, 1994 has been, in substantial compliance with all applicable terms and requirements of each Contract under which the Company has or had any obligation or liability or by which the Company or any of the assets owned or used by the Company is or was bound;

                           (ii)  each other Person that has or had any
                  obligation or liability under any Contract under which the Company has or had any rights is, and at all times has been, in full compliance with all applicable terms and requirements of such Contract;

                           (iii) no event has occurred or circumstance exists
                  that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, the Applicable Contract; and

                           (iv) the Company has not given to or received from any other Person, at any time any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

                  (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed Contracts with any Person and, to the Knowledge of the Sellers, no such Person has made written demand for such renegotiation.

                  (f) The Contracts relating to the sale, design, manufacture, or provision of products or services by the Company have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

         SS.3.19    INSURANCE.

                  (a)      The Sellers have delivered to the Buyer:

                           (i) true and complete copies of all policies of insurance to which the Company is a party or under which the Company, or any director of the Company, is or has been covered at any time within the five years preceding the date of this Agreement;

                           (ii) true and complete copies of all pending applications for policies of insurance; and

                           (iii) any statement by the auditor of the Company's
                  financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

                  (b) ss.3.19(b) of the Sellers' Disclosure Schedule describes:

                           (i) any self-insurance arrangement by or affecting the Company, including any reserves established thereunder (excluding normal and usual deductibles specified in policies of insurance delivered to Buyer pursuant to ss.3.19(a));

                           (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by the Company; and

                           (iii) all obligations of the Company to third parties
                  with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

                  (c) ss.3.19(c) of the Sellers' Disclosure Schedule sets forth, by year, for the current policy year and each of the preceding policy years:

                           (i) a summary of the loss experience under each policy;

                           (ii) a statement describing each claim under an insurance policy for an amount in excess of $2,500.00, which sets forth (A) the name of the claimant; (B) a description of the policy by insurer, type of insurance, and period of coverage; and (C) the amount and a brief description of the claim; and

                           (iii) a statement describing the loss experience for
                  all claims that were self-insured, including the number and aggregate cost of such claims.

                  (d) Except as set forth on ss.3.19(d) of the Sellers' Disclosure Schedule,

                           (i) All policies to which the Company is or was a party or that provide coverage to either the Sellers, the Company, or any director or officer of the Company:

                                 (A) are or were valid, outstanding, and
                           enforceable;

                                 (B) to the Knowledge of Sellers, are or were
                           issued by an insurer that is financially sound and reputable;

                                 (C) to the Knowledge of Sellers, taken
                           together, provide or provided adequate insurance coverage for the assets and the operations of the Company for all risks normally insured against by a Person carrying on the same business or businesses as the Company;

                                 (D) to the Knowledge of Sellers, are or were
                           sufficient for compliance with all Legal Requirements and Contracts to which the Company is a party or by which any of them is bound;

                                 (E) will continue in full force and effect
                           following the consummation of the Contemplated Transactions; and

                                 (F) do not provide for any retrospective
                           premium adjustment or other experienced-based liability on the part of the Company.

                           (ii) No Seller or the Company has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                           (iii) The Company has paid all premiums due, and has
                  otherwise performed all of its obligations, under each policy to which the Company is a party or that provides coverage to the Company or director thereof.

                           (iv) The Company have given notice to the insurer of all claims that may be insured thereby.

         SS.3.20  ENVIRONMENTAL MATTERS.

                  (a) Except as set forth in ss.3.20(a) of the Sellers' Disclosure Schedule,

                           (i) The Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. No Seller or the Company has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened order, notice, or other communication from (A) any Governmental Body or private citizen acting in the public interest, or (B) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Sellers or the Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by the Sellers, the Company, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                           (ii) There are no pending or Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which the Sellers or the Company has or had an interest.

                           (iii) The Sellers have no Knowledge of any basis to
                  expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Sellers or the Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by the Sellers, the Company, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                           (iv) Neither the Sellers nor the Company nor any
                  other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities. To the Knowledge of the Sellers, neither the Sellers nor the Company nor any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to any other properties and assets (whether real, personal, or mixed) in which the Sellers or the Company (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

                           (v) There are no Hazardous Materials present on or in the Environment at the Facilities or, to the Knowledge of the Sellers, at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. Neither Sellers, the Company nor any other Person for whose conduct they are or may be held responsible, nor any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Sellers or the Company has or had an interest.

                           (vi) There has been no Release or, to the Knowledge
                  of the Sellers, Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which the Sellers or the Company has or had an interest, or any geologically or hydrologically adjoining property, whether by the Sellers, the Company, or any other Person.

                  (b) The Sellers have delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Sellers or the Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by Sellers, the Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

         SS.3.21  EMPLOYEES.

                  (a) ss.3.21(a) of the Sellers' Disclosure Schedule contains a complete and accurate list of the following information for each employee, officer, or director of the Company, including each employee on leave of absence or layoff status: employer, name, job title, current compensation paid or payable, vacation accrued, and service credited for purposes of vesting and eligibility to participate in the Company Plans, Company VEBA, and Company Other Benefit Obligation.

                  (b) Except as set forth in ss.3.21(b) of the Sellers' Disclosure Schedule, there are no employment or consulting contracts with any employee of the Company and the employment of each employee is terminable at will by the Company without restriction, penalty or payment of any kind, other than payments with respect to liabilities reflected on the Financial Statements, payments for services actually performed, non-material payments for accrued benefits and any severance payments payable under the employment agreements listed in ss.3.21(b) of the Sellers' Disclosure Schedule or as may be provided for under federal, state or local laws, rules or regulations.

                  (c) No officer or director or, to the Knowledge of Sellers, the Company, employee, of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such officer or director or employee and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an officer or director or employee of the Company, or (ii) the ability of the Company to conduct its business, including any Proprietary Rights Agreement with Sellers or the Company by any such officer or director or employee. To the Knowledge of Sellers, no director, officer, or other key employee of the Company intends to terminate his employment with the Company and no such director, officer, or other key employee of the Company has Threatened to terminate his employment with the Company.

                  (d) ss.3.21(d) of the Sellers' Disclosure Schedule also contains a complete and accurate list of the following information for each retired employee, officer, or director of the Company, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

                  (e) The employees of the Company are not represented by a labor organization, no union claims to represent any such employees and, to the Knowledge of the Sellers, no union organizing effort is or within the last two (2) years has been underway involving employees of the Company.

         SS.3.22  LABOR RELATIONS; COMPLIANCE.

         (a) The Company has not been and is not currently a party to any collective bargaining or other labor Contract. There has not been, there is not presently pending, existing or Threatened, (i) any strike, slowdown, picketing, work stoppage, or employee grievance process, (ii) any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting the Company or its premises, or (iii) any application for certification of a collective bargaining agent. To the Knowledge of Sellers no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Company, and no such action is contemplated by the Company. The Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. The Company is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

         (b) ss.3.22(b) of the Sellers' Disclosure Schedule contains a complete and correct list of all employees of the Company whose employment by the Company was terminated within the past three years for any reason (whether voluntarily or involuntarily and whether initiated by the Company or the employee).

         SS.3.23  INTELLECTUAL PROPERTY.

         (a) Intellectual Property Assets. The term "Intellectual Property Assets" includes:

                  (i) the name Titan Rentals, Inc., all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

                  (ii) all copyrights in both published works and unpublished works (collectively, "Copyrights"); and

                  (iii) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, patents, plans, drawings, rights in mask works and blue prints (collectively, "Trade Secrets"); owned, used, or licensed by the Company as licensee or licenser.

         (b) Agreements. ss.3.23(b) of the Sellers' Disclosure Schedule contains a complete and accurate list and summary description, including any royalties paid or received by the Company, of all Contracts relating to the Intellectual Property Assets to which the Company is a party or by which the Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $5,000 under which the Company is the licensee. There are no outstanding and, to the Knowledge of the Sellers, no Threatened disputes or disagreements with respect to any such agreement.

         (c)      Know-How Necessary for the Business.

                  (i) The Intellectual Property Assets are all those necessary for the operation of the Company's business as its is currently conducted. The Company is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

                  (ii) Except as set forth in ss.3.23(c)(ii) of the Sellers' Disclosure Schedule, all former and current employees of the Company have executed written Contracts with the Company that assign the Company all rights to any inventions, improvements, discoveries, or information relating to the business of the Company. No employee of the Company has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Company.

         (d)      Trademarks.

                  (i) ss.3.23(d)(i) of the Sellers' Disclosure Schedule contains a complete and accurate list and summary description of all Marks. The Company is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                  (ii) All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

                  (iii) No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to the Knowledge of the Sellers, no such action is Threatened with the respect to any of the Marks.

                  (iv) To the Knowledge of the Sellers, there is no potentially interfering trademark or trademark application of any third party.

                  (v) No Mark is infringed or, to the Knowledge of the Sellers, has been challenged or threatened in any way. None of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

                  (vi) All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

         (e)      Copyrights.

                  (i) ss.3.23(e)(i) of the Sellers' Disclosure Schedule contains a complete and accurate list and summary description of all Copyrights. The Company is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                  (ii) All the Copyrights have been registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

                  (iii) No Copyright is infringed or, to the Knowledge of the Sellers, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

                  (iv) All works encompassed by the Copyrights have been marked with the proper copyright notice.

         (f)      Trade Secrets.

                  (i) With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the Knowledge or memory of any individual.

                  (ii) To the Knowledge of the Sellers, the Sellers and the Company have taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets.

                  (iii) The Company has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public Knowledge or literature, and, to the Knowledge of the Sellers, have not been used, divulged, or appropriated either for the benefit of any Person (other than the Company) or to the detriment of the Company. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

         SS.3.24 CERTAIN PAYMENTS. Neither the Company, nor any director, officer, agent, or employee of the Company, nor to the Knowledge of the Sellers any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment in violation of any Legal Requirement, applicable tort law, or any Applicable Contract, to any Person, private or public, regardless of form, whether in money, property, or services
(i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate of the Company, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

         SS.3.25  RELATIONSHIPS WITH RELATED PERSONS.

                  (a) Except as set forth in ss.3.25(a) of the Sellers' Disclosure Schedule, no Seller or any Related Person of Sellers or of the Company has, or since December 31, 1992, has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the business of the Company. No Seller or any Related Person of Sellers or of the Company is, or since December 31, 1992, has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with the Company, or (ii) engaged in competition with the Company with respect to any line of the products or services of the Company (a "Competing Business") in any market presently served by the Company.

                  (b) Except as set forth in ss.3.25(b) of the Sellers' Disclosure Schedule, no Seller or any Related Person of Sellers or of the Company is, or since December 31, 1992, was, a party to any Contract with, or has or had any claim or right against, the Company.

         SS.3.26 CUSTOMERS AND SUPPLIERS. ss.3.26 of the Sellers' Disclosure Schedule sets forth the Company's top twenty customers based on the revenue generated by such customers during the fiscal year ended December 31, 1997, and sale projections for the current fiscal year of the top twenty customers. Also set forth therein are the Company's top ten vendors based on the expenditures of the Company with such vendor during such fiscal year. To the best of the Knowledge of Sellers, nothing has occurred since the Most Recent Fiscal Month End that would in any way have an adverse effect on the relationship that the Company has with any party listed in ss.3.26 of the Sellers' Disclosure Schedule.

         SS.3.27 BROKERS OR FINDERS. The Sellers and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

         SS.3.28 BANK ACCOUNT. ss.3.28 of the Sellers' Disclosure Schedule contains (a) a true and complete list of the names and locations of all banks, trust companies, securities brokers, and other financial institutions at which the Company has an account or safe deposit box or maintains a banking, custodial, trading, trust, or other similar relationship, (b) a true and complete list and description of each such account, box, and relationship, and
(c) a list of all signatories for each such account and box.

         SS.3.29  DISCLOSURE.

                  (a) No representation or warranty of Sellers or the Company in this Agreement and no statement in the Sellers' Disclosure Schedule omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                  (b) No notice given pursuant to ss.5.5 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

                  (c) There is no fact known to any Seller that has specific application to any Seller or the Company (other than general economic or industry conditions) and that materially adversely affects or, as far as any Seller or the Company can reasonably foresee, materially Threatens, the assets, business, prospects, financial condition, or results of operations of the Company (separately or on a consolidated basis) that has not been set forth in this Agreement or the Sellers' Disclosure Schedule.

         SS.3.30 INDEBTEDNESS. The Indebtedness of the Company as of the date of this Agreement does not exceed $600,000 and will not exceed $600,000 as of the Closing Date (the "Maximum Indebtedness").

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         The Buyer represents and warrants to Sellers that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV). Such representatives and warranties are made and given subject to the disclosures in the Buyer's schedules accompanying this Agreement executed, delivered and certified by the Buyer.

         SS.4.1   ORGANIZATION AND GOOD STANDING.  Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

         SS.4.2   AUTHORITY; NO CONFLICT.

                  (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the Promissory Notes, the Employment Agreements, and the Lease Agreements (collectively, the "Buyer's Closing Documents"), the Buyer's Closing Documents will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents.

                  (b) Except as set forth in ss.4.2 of the Buyer's Disclosure Schedule, neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

                           (i)   any provision of Buyer's Organizational
                  Documents;

                           (ii)  any resolution adopted by the board of
                  directors or the stockholders of Buyer;

                           (iii) any Legal Requirement or Order to which Buyer
                  may be subject; or

                           (iv) any Contract to which Buyer is a party or by which Buyer may be bound.

                  (c) Except as set forth in ss.4.2(c) of the Buyer's Disclosure Schedule, Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         SS.4.3   CERTAIN PROCEEDINGS. No Proceeding has been commenced or to the Knowledge of the Buyer Threatened against the Buyer that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

         SS.4.4   BROKERS OR FINDERS. The Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold the Sellers harmless from any such payment alleged to be due by or through the Buyer as a result of the action of the Buyer or its officers or agents.

                                    ARTICLE V
                      COVENANTS OF SELLERS AND THE COMPANY

         The Sellers and the Company covenant and agree with Buyer that, at all times before the earlier of the Closing Date or the termination of this Agreement in accordance with Article IX hereof, the Sellers and the Company will comply with all covenants and provisions of this Article V applicable to it, except to the extent (i) the Buyer may otherwise consent in writing, (ii) otherwise required by applicable law, or (iii) otherwise expressly required or permitted by this Agreement.

         SS.5.1   ACCESS AND INVESTIGATION.

                  (a) Between the date of this Agreement and the Closing Date, Sellers, the Company, and their Representatives will (i) afford Buyer and its Representatives and prospective investors and their Representatives (collectively, "Buyer's Advisors") full, free, and unrestricted access to the Company's personnel, Representatives, properties (including subsurface testing), contracts, books and records, and other documents and data, (ii) furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request,
         (iii) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request, (iv) instruct the employees, counsel and financial advisors of Sellers, Sellers' Affiliates, and the Company to cooperate with the Buyer in its investigation of the Company, and (v) otherwise cooperate with the investigation by Buyer and Buyer's Advisors, and shall authorize independent certified public accountants of the Company to permit Buyer and Buyer's Advisors to examine all accounting records and working papers pertaining to the Financial Statements. Buyer, Sellers, and the Company will coordinate such activities in a manner so as to eliminate or reduce the disruption to the Company's business resulting therefrom.

                  (b) No investigation pursuant to this ss.5.1 shall affect or be deemed to modify any representation or warranty made by the Sellers or the Company.

         SS.5.2   OPERATION OF THE BUSINESS OF THE COMPANY.  Between the date of this Agreement and the Closing Date, Sellers and the Company will:

                  (a) conduct the business of the Company only in the Ordinary Course of Business and otherwise refrain from any extraordinary transactions;

                  (b) use their Best Efforts to preserve intact the current business organization of the Company, keep available the services of the current officers, employees, and agents of the Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company; and

                  (c) report periodically to the Buyer concerning the status of the business, operations, and finances of the Company.

         SS.5.3   NEGATIVE COVENANT. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Sellers and the Company will not without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action as a result of which any of the changes or events listed in ss.3.17 will occur.

         SS.5.4   REQUIRED APPROVALS; COOPERATION.

                  (a) As promptly as practicable after the date of this Agreement, Sellers and the Company will (i) make all filings and obtain all approvals, authorizations, consents and clearances required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions and (ii) obtain all approvals and consents required of any Person to consummate the Contemplated Transactions.

                  (b) Between the date of this Agreement and the Closing Date, Sellers and the Company will (i) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Buyer in obtaining all consents identified in
         Schedule 4.2.

         SS.5.5   NOTIFICATION. The Sellers and the Company will notify the
Buyer promptly in writing of, and contemporaneously will provide the Buyer with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction, or circumstance occurring after the date of this Agreement that causes or will cause any covenant or agreement of the Seller under this Agreement to be breached, or that renders or will render untrue any representation or warranty of the Sellers and the Company contained in this Agreement as if the same were made on or as of the date of such event, transaction, or circumstance. The Sellers and the Company also will use all commercially reasonable efforts to cure, before the Closing, any violation or breach of any representation, warranty, covenant, or agreement made by it in this Agreement, whether occurring or arising before or after the date of this Agreement. No disclosure by the Sellers and the Company pursuant to this ss.5.5, however, shall be deemed to amend or supplement the Sellers' Disclosure Schedule, or to prevent or cure any misrepresentation or breach of warranty, unless consented to in writing by the Buyer.

         SS.5.6 PAYMENT OF INDEBTEDNESS BY RELATED PERSONS. Except as expressly provided in this Agreement, Sellers and the Company will cause all Indebtedness owed to the Company by any Seller or any Related Person of any Seller to be paid in full prior to Closing.

         SS.5.7 MAXIMUM INDEBTEDNESS. In the event the Indebtedness of the Company exceeds the Maximum Indebtedness as of the Closing Date, Sellers agree to (a) pay, or assume the obligation to pay, such portion of the Company's Indebtedness to cause the amount of such Indebtedness to be less than or equal to the Maximum Indebtedness and (b) execute and deliver such agreements, instruments, certificates or other documents as necessary to evidence the payment or assumption of such amount of the Company's Indebtedness in excess of the Maximum Indebtedness.

         SS.5.8 NO NEGOTIATION. Until such time, if any, as this Agreement is terminated pursuant to Article IX, the Sellers and the Company, and their respective Representatives will not directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of the Company, or any of the capital stock of the Company, or any merger, consolidation, business combination, or similar transaction involving the Company. The Sellers, the Company, and their Representatives will immediately notify Buyer regarding any contact between the Sellers, the Company, or their Representatives and any other Person regarding any such offer or proposal or any related inquiry.

         SS.5.9 NO CHARTER AMENDMENTS. The Sellers will cause the Company to refrain from amending its Organizational Documents and from taking any action with respect to any such amendment.

         SS.5.10 RESIGNATIONS OF DIRECTORS AND OFFICERS. The Sellers will cause such directors and officers of the Company as are designated by the Buyer at least two (2) days prior to the Closing Date to tender their resignations effective at, and subject to, the Closing.

         SS.5.11  RESTRICTIONS ON COMPETITION.

                  (a) For period ending in the later (i) three (3) years from the Closing Date and (ii) one (1) year after the termination of employment with the Buyer or an Affiliate of the Buyer, neither of the Principal Sellers nor any Affiliate of the Principal Sellers shall engage in directly or indirectly in any business that the Company conducts as of the Closing Date (except for the lease of the Properties as set forth herein) in any area within a 250-mile radius of any of the Properties; provided, however that ownership of less than 1% of the outstanding stock of any publicly traded corporation shall not be deemed to be engaging solely by reason thereof in any of its businesses.

                  (b) For a period of five (5) years from and after the Closing Date, neither the Other Sellers nor any Affiliate of the Other Sellers shall engage directly or indirectly in any business that the Company conducts as of the Closing Date (except for lease of the Properties as set forth herein) in any area within a 250-mile radius of any of the Properties; provided, however, that ownership of less than 1% of the outstanding stock of any publicly traded corporation shall not be deemed to be engaging solely by reason thereof in any of its businesses.

                  (c) For a period ending one (1) year after the Closing Date, neither Sellers nor any Affiliate of the Sellers shall, directly or indirectly, (i) solicit or induce, or attempt to solicit or induce, any employee of the Company, the Buyer or any Affiliate of the Buyer to leave such employ of such entity for any reason whatsoever, or (ii) hire any of the employees of the Company, the Buyer or any Affiliate of the Buyer; provided, however, that the prohibition imposed by this subsection (ii) shall not apply to any employee whose employment by the Company, the Buyer or any Affiliate of the Buyer is terminated by such entity without cause.

                  (d) In the event of a breach by any Seller or any Affiliate of any Seller of the terms of this ss.5.11, Buyer shall (notwithstanding the provisions of Article X) be entitled, if it shall so elect, to institute legal proceedings to obtain damages for any such breach, or to enforce the specific performance of such terms by such Seller or Affiliate of such Seller and to enjoin such Seller or Affiliate of such Seller from any further violation and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law. The Sellers acknowledge, however, that the remedies at law for any breach by any of the Sellers or its Affiliates of the provisions of this ss.5.11 may be inadequate and that Buyer shall be entitled to injunctive relief against such Parties in the event of any breach.

                  (e) If the final judgment of a court of competent jurisdiction declares that any term or provision of this ss.5.11 is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         SS.5.12 BEST EFFORTS. The Sellers will use their Best Efforts to take all action and to do all things reasonably necessary, proper or advisable in order to consummate and make effective the Contemplated Transactions (including satisfaction, but not waiver, of the closing conditions set forth in Article VII and VIII below.

                                   ARTICLE VI
                               COVENANTS OF BUYER

         Buyer covenants and agrees with Sellers that, at all times before the earlier of the Closing Date, or the termination of this Agreement in accordance with Article IX hereof, the Buyer will comply with all covenants and provisions of this Article VI applicable to it, except to the extent (i) the Sellers may otherwise consent in writing, (ii) otherwise required by applicable law, or
(iii) otherwise expressly required or permitted by this Agreement.

         SS.6.1   APPROVALS OF GOVERNMENTAL BODIES.

                  (a) As promptly as practicable after the date of this Agreement, Buyer will make all filings and obtain all approvals, authorizations, consents and clearances required by Legal Requirements to be made by it to consummate the Contemplated Transactions.

                  (b) Between the date of this Agreement and the Closing Date, Buyer will cooperate with Sellers and the Company with respect to all filings that Sellers and the Company are required by Legal Requirements to make in connection with the Contemplated Transactions and cooperate with Sellers and the Company in obtaining all consents identified in ss.3.2 of the Sellers' Disclosure Schedule; provided that this Agreement will not require Buyer to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

         SS.6.2   NOTIFICATION. The Buyer will notify the Sellers and the
Company promptly in writing of, and contemporaneously will provide the Sellers and the Company with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction, or circumstance occurring after the date of this Agreement that causes or will cause any covenant or agreement of the Buyer under this Agreement to be breached, or that renders or will render untrue any representation or warranty of the Buyer contained in this Agreement as if the same were made on or as of the date of such event, transaction, or circumstance. The Buyer also will use all commercially reasonable efforts to cure, before the Closing, any violation or breach of any representation, warranty, covenant, or agreement made by it in this Agreement, whether occurring or arising before or after the date of this Agreement. No disclosure by the Buyer pursuant to this ss.6.2, however, shall be deemed to amend or supplement the Buyer's Disclosure Schedule, or to prevent or cure any misrepresentation or breach of warranty, unless consented to in writing by the Sellers and the Company.

         SS.6.3   BEST EFFORTS. The Buyer will use its Best Efforts to take all action and to do all things reasonably necessary, proper or advisable in order to consummate and make effective the Contemplated Transactions (including satisfaction but not waiver, of the closing conditions set forth in Articles VII and VIII below.

         SS.6.4   ACCOUNTS RECEIVABLE COLLECTION. The Buyer shall use its usual efforts in the Ordinary Cause of Business (short of litigation, employment of counsel or engagement or assignment to a collection agency) to collect the Accounts Receivable. All amounts collected by the Buyer from customers whose accounts receivable are included in the Accounts Receivable shall be deemed to be in payment of the accounts receivable of such customer, unless such customer indicates in writing that such amounts so collected relate to the accounts receivable of the Buyer. Any unpaid Accounts Receivable to which the Buyer has exercised its right of set-off shall be assigned by the Buyer to the Seller.


                                   ARTICLE VII
               CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

         The obligation of the Buyer to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part) if it executes a writing so stating at or prior to Closing:

         SS.7.1   ACCURACY OF REPRESENTATIONS.

                  (a) All of the representations and warranties of Sellers and the Company in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects at and as of the Closing Date, as if made at and as of the Closing Date.

                  (b) Each of the representations and warranties of Sellers and the Company in ss.ss.3.3, 3.4, 3.12, 3.13, and 3.29 must have been accurate in all respects as of the date of this Agreement, and must be accurate in all respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Sellers' Disclosure Schedule.

         SS.7.2   SELLERS' PERFORMANCE.

                  (a) Except as set forth in ss.7.2(b) below, all of the covenants and obligations that Sellers and the Company are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

                  (b) Each document required to be delivered pursuant to ss.2.4(a) must have been delivered, and each of the other covenants and obligations in ss.5.4 must have been performed and complied with in all respects.

         SS.7.3   CONSENTS. All Consents required in ss.3.2 of the Sellers'
Disclosure Schedule, each Consent identified in ss.4.2 of the Buyer's Disclosure Schedule, and any and all other Consents must have been obtained and must be in full force and effect.

         SS.7.4   INDEBTEDNESS.

                  (a) Amendments to loan agreements, new loan agreements, estoppel certificates, and/or other documentation fully assuring Buyer of continuation and/or replacement of the Company's Senior Indebtedness, to such extent as Buyer reasonably determines to be necessary or advisable (and otherwise in a form reasonably satisfactory to Buyer and its counsel), must have been delivered to or obtained by Buyer.

                  (b) Sellers and the Company shall have delivered to the Buyer
         (i) a schedule of Indebtedness of the Company as of the Closing Date showing that the Indebtedness of the Company does not exceed the Maximum Indebtedness and (ii) such agreements, instruments, certificates or other documentation as may be necessary to evidence the Sellers' payment or assumption of any Indebtedness of the Company in excess of the Maximum Indebtedness as of the Closing Date.

         SS.7.5   FINANCIAL STATEMENTS. Sellers and the Company shall have
delivered to Buyer the Financial Statements and Buyer shall be satisfied in its sole discretion with such Financial Statements.

         SS.7.6   ADDITIONAL DOCUMENTS.  Sellers and the Company must have
caused the following documents to be delivered to Buyer:

                  (a) an opinion of Berthold & Tiano, dated the Closing Date, in the form of Exhibit 7.6(a);

                  (b) such other documents as Buyer may reasonably request for the purpose of enabling its counsel to provide the opinion referred to in ss.8.3(a) below;

                  (c) a certificate of Sellers and the Company certifying as to
         (i) the accuracy of any of the representations and warranties of Sellers and the Company, (ii) the performance by Sellers and the Company of, or the compliance by Sellers and the Company with, any covenant or obligation required to be performed or complied with by Sellers and the Company, and (iii) the satisfaction of any condition referred to in this Article VII; and

                  (d) such other documents as Buyer may reasonably request for the purpose of facilitating the consummation or performance of any of the Contemplated Transactions.

         SS.7.7   DUE DILIGENCE. The Buyer must be satisfied, in its sole
discretion, with the results of its due diligence of the Company including taxes, ERISA, health and welfare policies, OSHA, insurance, environmental.

         SS.7.8   NO PROCEEDINGS. Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

         SS.7.9   NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS. There
must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, the Company, or (b) is entitled to all or any portion of the Purchase Price payable for the Shares.

         SS.7.10 NO PROHIBITION. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

         SS.7.11 BUYER'S BOARD APPROVAL. This Agreement and the Contemplated Transactions shall have been approved by the Board of Directors of the Buyer.

         SS.7.12 SATISFACTION OF BUYER. All actions to be taken by the Sellers and the Company in connection with consummation of the Contemplated Transactions and all certificates, opinions, instruments, and other documents required to effect the Contemplated Transactions hereby will be reasonably satisfactory in form and substance to the Buyer.

         SS.7.13 SCHEDULES AND EXHIBITS. The Sellers' Disclosure Schedule, and the Exhibits, shall be in form and substance acceptable to the Buyer; provided, however, that the Sellers shall deliver the form of such Sellers' Disclosure Schedule, and the form of any Exhibits required to be delivered by the Seller to the Buyer at least two (2) days prior to the Closing.

                                  ARTICLE VIII
            CONDITIONS PRECEDENT TO THE SELLER'S OBLIGATION TO CLOSE

       The obligation of Sellers to sell the Shares and to take the other actions required to be taken by them at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by them, in whole or in part if they execute a writing so stating at or prior to Closing):

         SS.8.1   ACCURACY OF REPRESENTATIONS. All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, except for those representations and warranties made of a specified date.

         SS.8.2   BUYER'S PERFORMANCE.

                  (a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

                  (b) Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to ss.2.4(b) and must have made the Cash Payment required to be made by Buyer pursuant to ss.2.4(b)(i).

         SS.8.3   ADDITIONAL DOCUMENTS.  The Buyer must have caused the
following documents to be delivered to Sellers:

                  (a) an opinion of Squire, Sanders & Dempsey L.L.P., dated the Closing Date, in the form of Exhibit 8.3(a); and

                  (b) such other documents as Sellers may reasonably request for the purpose of enabling their counsel to provide the opinion referred to in ss.7.6(a) above;

                  (c) a certificate of the Buyer certifying as to (i) the accuracy of any of the representations and warranties of Buyer, (ii) the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, and (iii) the satisfaction of any condition referred to in this
         Article VIII; and

                  (d) such other documents as the Sellers may reasonably request for the purposes of otherwise facilitating the consummation of any of the Contemplated Transactions.

         SS.8.4   NO INJUNCTION. There must not be in effect any Legal
Requirement or any injunction or other Order that (a) prohibits the sale of the Shares by Sellers to Buyer, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

         SS.8.5   SATISFACTION OF SELLERS. All actions to be taken by the Buyers in connection with consummation of the Contemplated Transactions and all certificates, opinions, instruments, and other documents required to effect the Contemplated Transactions hereby will be reasonably satisfactory in form and substance to the Sellers.

         SS.8.6   SCHEDULES AND EXHIBITS. The Buyers's Disclosure Schedule, and
the Exhibits, shall be in form and substance acceptable to the Seller; provided, however, that the Seller shall deliver the form of such Sellers' Disclosure Schedule and the form of any Exhibits required to be delivered by the Buyer to the Seller at least two (2) days prior to the Closing.

                                   ARTICLE IX
                                   TERMINATION

         SS.9.1   TERMINATION EVENTS. This Agreement may be terminated at any time prior to Closing:

                  (a) by the Buyer and the Sellers by mutual written consent at any time prior to the Closing;

                  (b) by either the Buyer or the Sellers if the Closing shall not have been consummated on or before January 15, 1998;

                  (c) by either the Sellers or the Buyer if there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction;

                  (d) by the Buyer by giving written notice to the Sellers at any time prior to the Closing in the event (i) the Sellers have given the Buyer any notice pursuant to ss.5.5 above and (ii) the development that is the subject of the notice (together with the development(s) that are the subject of any prior notice pursuant to such section) in the aggregate have had a material adverse effect.

                  (e) by the Sellers by giving written notice to the Buyer at any time prior to the Closing in the event (i) the Buyer has given the Sellers any notice pursuant to ss.6.2 above and (ii) the development that is the subject of the notice (together with the development(s) that are the subject of any prior notice pursuant to such section) in the aggregate have had a material adverse effect.

                  (f) by the Buyer by giving written notice to the Sellers at any time prior to the Closing (i) in the event the Sellers have breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Sellers of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (ii) if events occur which render impossible compliance with one or more conditions set forth in Article VII hereof and such conditions are not waived by Buyer; provided that such events did not result from any action or omission by Buyer which were within its control and which it was not expressly permitted to take or omit by the terms of this Agreement; and

                  (g) by the Sellers by giving written notice to the Buyer at any time prior to the Closing (i) in the event the Buyer has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Sellers have notified the Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (ii) if events occur which render impossible compliance with one or more conditions set forth in Article VII hereof, and such conditions are not waived by Sellers; provided that such events did not result from any action or omission by Sellers or the Company which were within the control of such entity and which such entity was not expressly permitted to take or omit by the terms of this Agreement.

         SS.9.2   EFFECT OF TERMINATION. Each Party's right of termination under
ss.9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to ss.9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in ss.ss.11.1 and 11.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of this Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                                    ARTICLE X
                            INDEMNIFICATION; REMEDIES

         SS.10.1 SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE. All representations, warranties, covenants, and obligations in this Agreement, the Sellers' Disclosure Schedule, the supplements to the Sellers' Disclosure Schedule, the Buyer's Disclosure Schedule, the supplements to the Buyer's Disclosure Schedule and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

         SS.10.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS. Sellers, jointly and severally, will indemnify and hold harmless the Buyer and the Company, and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

                  (a) any Breach of any representation or warranty made by Sellers and the Company in this Agreement (without giving effect to any supplement to the Sellers' Disclosure Schedule), the Sellers' Disclosure Schedule, the supplements to the Sellers' Disclosure Schedule made pursuant to ss.5.5, or any other certificate or document delivered by Sellers and the Company pursuant to this Agreement;

                  (b) any Breach by any of Sellers of any of their respective covenants or obligations in this Agreement;

                  (c) any product sold, leased, or rented by, or any services provided by the Company prior to the Closing Date;

                  (d) any Tax in excess of amounts accrued on the Balance Sheet or disclosed in ss.3.12(a) of the Sellers' Disclosure Schedule (without giving effect to any supplement to the Sellers' Disclosure Schedule);

                  (e) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with any of Sellers and the Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

         The remedies provided in this ss.10.2 will not be exclusive of or limit any other remedies that may be available to Buyer or the other Indemnified Persons.

         SS.10.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER. Buyer will indemnify and hold harmless Sellers, and will pay to Sellers the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement, (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

         The remedies provided in this ss.10.3 will not be exclusive of or limit any other remedies that may be available to Sellers.

         SS.10.4 TIME LIMITATIONS. If the Closing occurs, in order for the Sellers to have any liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date (excepting those in ss.ss.3.3, 3.4, 3.12, 3.14 and 3.20), the Buyer must notify Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Buyer on or before the third anniversary of the Closing Date. There shall be no such notification requirement as to any claim with respect to ss.ss.3.3, 3.4, 3.12, 3.14 or 3.20, or any claim for indemnification or reimbursement not based upon any representation or warranty or any covenant or obligation to be performed and complied with prior to the Closing Date. If the Closing occurs, in order for the Buyer to have any liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, the Sellers must notify the Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Sellers on or before the third anniversary of the Closing Date.

         SS.10.5  RIGHT OF SET-OFF.

                  (a) Upon notice to Sellers specifying in reasonable detail the basis for such set-off, Buyer may set-off any amount to which it may be entitled under this Article X (other than as a result of a breach of the representation and warranty set forth in ss.3.8) against amounts otherwise payable under the Promissory Notes and the Lease Agreements. The Buyer shall have no right of set-off against the Employment Agreements.

                  (b) With respect to a breach of ss.3.8 above, if any Accounts Receivable remain unpaid as of the 180th day following the Closing Date, the Buyer may set-off the amount of such unpaid Accounts Receivable against amounts otherwise payable under the Promissory Notes by notifying the Sellers that it is reducing the principal amount outstanding under such Promissory Notes. Any unpaid Accounts Receivable to which the Buyer has exercised its right of set-off shall be assigned by the Buyer to the Sellers, provided that such assignment does not result in a Breach of any obligation under the Senior Indebtedness.

                  (c) Any amounts set-off against the Promissory Notes shall be set-off on a pro-rata basis among all the Promissory Notes.

                  (d) The exercise of such right of set-off by the Buyer in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under either the Promissory Notes or the Lease Agreements. Neither the exercise of nor the failure to exercise such right of set-off will constitute an election of remedies or limit the Buyer in any manner in the enforcement of any other remedies that may be available to it.

         SS.10.6  PROCEDURE FOR INDEMNIFICATION-THIRD PARTY CLAIMS.

                  (a) Promptly after receipt by an indemnified party under ss.ss.10.2 or 10.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice; provided, however, that if the indemnified party intentionally failed to give such notice, the indemnifying party will be deemed to have been prejudiced by the amount of attorneys' fees incurred with respect thereto through the date notice is received by the indemnifying party and the indemnifying party will not be required to indemnify the indemnified party for such attorneys' fees.

                  (b) If any Proceeding referred to in ss.10.6(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes (as to any such claims involving Taxes, the Buyer must select counsel satisfactory to the Sellers, it being acknowledged and agreed that Squire, Sanders & Dempsey L.L.P. is satisfactory to the Sellers), be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Article X for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation and monitoring of defense of such Proceeding. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and
         (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten (10) days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

                  (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

                  (d) The Sellers hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on them with respect to such a claim anywhere in the world.

         SS.10.7 PROCEDURE FOR INDEMNIFICATION-OTHER CLAIMS. Subject to the provisions of ss.10.4, a claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the Party from whom indemnification is sought.

         SS.10.8 DETERMINATION OF DAMAGES. The Parties shall make appropriate adjustments for the time cost of money (using the Applicable Rate as the discount rate) in determining Damages for purposes of Article X. All indemnification payments under this Article X shall be deemed to be adjustments to the Purchase Price.

                                   ARTICLE XI
                               GENERAL PROVISIONS

         SS.11.1 EXPENSES. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. Sellers will cause the Company not to incur any out-of-pocket expenses in connection with this Agreement, or, to the extent so incurred, will cause the Company to be reimbursed therefor by Sellers. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

         SS.11.2 PUBLIC ANNOUNCEMENTS. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as the Buyer and the Sellers shall agree. Unless consented to by Buyer in advance or required by Legal Requirements, prior to the Closing the Sellers and the Company shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. The Buyer and the Sellers will consult with each other concerning the means by which the employees, customers, and suppliers of the Company and others having dealings with the Company will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

         SS.11.3 CONFIDENTIALITY. Between the date of this Agreement and the Closing Date, except as and to the extent required by law, absent express, written consent of the Sellers, the Buyer shall not, directly or indirectly, disclose to third parties or use for its own purposes any confidential or secret information of the Sellers, except to the extent permitted under this Agreement. The Buyer also agrees that it will, upon the completion of its investigation, return to the Sellers, all documents and other records or confidential information previously authorized to be reviewed by the Buyer. It is understood that both Federal and State laws apply to some incidences of release of information, and that violation of this provision may also be a violation of these laws. The term "confidential information," as used in this paragraph, means any information received from the Sellers, including but not limited to, the names or addresses of customers, research, inventions, discoveries, improvements, equipment, methods of production, costs or prices or uses of either party's products or services, business plans of either party, suppliers and costs thereof, development work, any other information containing business information which is required to be maintained as such for the business success of either party, and any other trade secrets, whether or not contained in any written documents or financial information other than information which (a) is already in the possession of the Buyer, its employees, representatives or agents
(b) from customers of the Sellers known to the Buyer prior to the date of this Agreement; (c) is or becomes generally available to the public through no fault or actions by the Buyer or its employees, representatives or agents; or (d) becomes available to the Buyer from a source which is not prohibited from disclosing such information to the Buyer by a contractual obligation to the Company. The parties hereto agree that the Sellers would suffer irreparable harm in the event the

Buyer violates this paragraph and either discloses or uses for its own purposes information received from the Sellers.

         During the course of discussions between the Buyer and the Sellers, the Sellers and its employees, representatives and agents may receive confidential, proprietary, non-public business and other information concerning the Buyer. With respect to such information, and the fact that the Buyer has furnished such information and the fact that there are ongoing discussions regarding the Contemplated Transaction, the Sellers agree to be bound with respect thereto to the same extent that the Buyer is bound hereunder with respect to information concerning the Sellers.

         SS.11.4 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or
(c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

         Sellers:                            William O. Tracy, III
                                             6580 MacCorkle Ave. S.W.
                                             St. Albans, West Virginia  25177

                                             Fred W. Truman
                                             6580 MacCorkle Ave. S.W.
                                             St. Albans, West Virginia  25177

         with a copy to                      Berthold & Tiano
                                             208 Capitol Street
                                             P.O. Box 3508
                                             Charleston, WV  25335
                                             Robert V. Berthold, Jr.
                                             Facsimile No.:  (304) 345-5703

         Buyer:                              NationsRent of West Virginia, Inc.
                                             50 West Broad Street
                                             Suite 3100
                                             Columbus, OH  43215
                                             Attention: Jeffrey E. Levine, Esq.
                                             Facsimile No.: (614) 461-7943
         with a copy to:                      Squire, Sanders & Dempsey L.L.P.
                                              1300 Huntington Center
                                              41 South High Street
                                              Columbus, Ohio  43215
                                              Attention: Patrick J. Dugan, Esq.
                                              Facsimile No.: (614) 365-2499

         SS.11.5  RESOLUTION OF DISPUTES.

                  (a) The parties desire to avoid and settle without litigation future disputes which may arise between them concerning the rights, duties and obligations of the parties under this Agreement. Accordingly, any such dispute shall be settled by arbitration administered by the American Arbitration Association under its Arbitration Rules and the Supplemental Procedures for Large, Complex Disputes (hereinafter "Rules") then in effect; provided, however, that any party may seek injunctive or other similar equitable relief from any court of competent jurisdiction pending settlement of the underlying dispute by such arbitration.

                  (b) Three arbitrators shall be appointed in accordance with the Rules. The place of arbitration shall be Columbus, Ohio and a stenographic record shall be made of any arbitration hearing. The award rendered by the arbitrators shall be in writing and shall be based on applicable law and judicial precedent. Unless the parties otherwise agree, the award shall include the findings of fact and conclusions of law on which the award is based. Judgment on such award may be entered in any court having jurisdiction thereof.

                  (c) Upon the application by any party to a court for an order confirming, modifying or vacating the award, the court shall have the power to review whether, as a matter of law based on the findings of fact determined by the arbitrator, the award should be confirmed, modified or vacated in order to correct any errors of law made by the arbitrator. In order to effectuate such judicial review limited to issues of law, the parties agree (and shall so stipulate to the court) that the findings of fact made by the arbitrator shall be final and binding on the parties and shall serve as the facts to be submitted to and relied on by the court in determining the extent to which the award should be confirmed, modified or vacated.

                  (d) A request by one party for arbitration of any dispute subject to arbitration shall be made in writing to the American Arbitration Association and a copy thereof shall be sent to the other party. The party requesting arbitration shall pay any deposit required by the American Arbitration Association subject to reimbursement, if required, from the other party in accordance with any award by the arbitrators.

         SS.11.6  FURTHER ASSURANCES.

                  (a) The parties agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

                  (b) In the event and for so long as any party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
         (i) the Contemplated Transactions, or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the other parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Article X above).

                  (c) In order to establish a factual basis for the resolution of disputes with respect to environmental and related matters, subsequent to the Closing the Buyer and the Sellers will establish a benchmark as to the physical integrity of the Premises. For such purpose, the Buyer and the Sellers will determine the scope of and will perform such soil tests, topographical, environmental, or wetland studies and any other physical and engineering examinations. The Buyer and the Sellers will each pay one-half of the costs and expenses of such studies and examinations.

         SS.11.7 WAIVER. The rights and remedies of the Parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         SS.11.8 ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent dated November 13, 1997) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         SS.11.9  DISCLOSURE SCHEDULES.

                  (a) The disclosures in the Disclosure Schedules, and those in any Supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

                  (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

         SS.11.10 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS. Neither Party may assign any of its rights under this Agreement without the prior consent of the other Parties, which will not be unreasonably withheld, except that the Buyer may assign any of its rights under this Agreement to any Related Person of the Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         SS.11.11 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         SS.11.12 SECTION HEADINGS, CONSTRUCTION. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to a section ("ss.") or sections ("ss.ss.") refer to the corresponding section or sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         SS.11.13 TIME OF ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         SS.11.14 GOVERNING LAW. This Agreement will be governed by the laws of the State of Ohio without regard to conflicts of laws principles.

         SS.11.15 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.


              [REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                      BUYER:

                                      NATIONSRENT OF WEST VIRGINIA, INC.


                                      By:      /s/ Jeffrey E. Levine
                                         --------------------------------------
                                      Name:      Jeffrey E. Levine
                                           ------------------------------------
                                      Its:          Vice President
                                          -------------------------------------
                                      SELLERS:

                                       /s/ William O. Tracy, III
                                      -----------------------------------------
                                      William O. Tracy, III

                                       /s/ Byron H. Black
                                      -----------------------------------------
                                      Byron H. Black

                                       /s/ Kent E. Jackfert
                                      -----------------------------------------
                                      Kent E. Jackfert

                                       /s/ Robert W. Berthold, Jr.
                                      -----------------------------------------
                                      Robert W. Berthold, Jr.

                                       /s/ Fred W. Truman
                                      -----------------------------------------
                                      Fred W. Truman

                                       /s/ Samuel Yerrid
                                      -----------------------------------------
                                      Samuel Yerrid

                                       /s/ Robert Orders
                                      -----------------------------------------
                                      Robert Orders

                                       /s/ Andrew Teeter
                                      -----------------------------------------
                                      Andrew Teeter

                                      COMPANY:

                                      TITAN RENTALS, INC.

                                      By:      /s/ William O. Tracy, III
                                         --------------------------------------
                                         William O. Tracy, III, President

                    AMENDMENT TO THE STOCK PURCHASE AGREEMENT



         This is an amendment ("Amendment") to the Stock Purchase Agreement ("Agreement") dated December 20, 1997, among NationsRent of West Virginia, Inc., a Delaware corporation ("Buyer"), William O. Tracy, III, Fred W. Truman, Byron
H. Black, Kent E. Jackfert, Robert V. Berthold, Jr., Samuel Yerrid, Robert Orders, and Andrew Teeter ("Sellers"), and Titan Rentals Inc., a West Virginia corporation (the "Company").

         The Buyer, the Sellers, and the Company do hereby amend the Agreement as follows:

         1. Section 2.4(b)(ii)(A) through (H) shall be amended to read as follows:

                  (A)      $361,291 Promissory Note payable to William O. Tracy,
                           III,
                  (B)      $225,806 Promissory Note payable to Byron H. Black,
                  (C)      $180,645 Promissory Note payable to Kent E. Jackfert,
                  (D)      $180,645 Promissory Note payable to Robert V.
                           Berthold, Jr.,
                  (E)      $180,645 Promissory Note payable to Fred W. Truman,
                  (F)      $90,322 Promissory Note payable to Samuel Yerrid,
                  (G)      $90,322 Promissory Note payable to Robert Orders, and
                  (H)      $90,322 Promissory Note payable to Andrew Teeter;

         2. A new subsection (c) shall be added to Section 3.17 as follows:

                  (c) Notwithstanding the provisions of the last sentence of paragraph seven of the Letter of Intent dated November 13, 1997, no $250,000 distributions to managers or any other distributions to any of the Sellers (other than salaries in the Ordinary Course of Business) have been made since the Most Recent Fiscal Month End, and no such distributions shall be made to any of the Sellers prior to the Closing.

         3.       Section 3.30 shall be amended to read as follows:

         SS.3.30 INDEBTEDNESS. The Indebtedness of the Company as of the date of this Agreement does not exceed $478,227.73 and will not exceed $478,227.73 as of the Closing Date (the "Maximum Indebtedness").

         4. A semicolon shall replace the period at the end of subsection (e) of Section 10.2 and a new subsection (f) shall be added to
Section 10.2 immediately after subsection (e) thereof as follows:

                    AMENDMENT TO THE STOCK PURCHASE AGREEMENT



         This is an amendment ("Amendment") to the Stock Purchase Agreement ("Agreement") dated December 20, 1997, among NationsRent of West Virginia, Inc., a Delaware corporation ("Buyer"), William O. Tracy, III, Fred W. Truman, Byron
H. Black, Kent E. Jackfert, Robert V. Berthold, Jr., Samuel Yerrid, Robert Orders, and Andrew Teeter ("Sellers"), and Titan Rentals Inc., a West Virginia corporation (the "Company").

         The Buyer, the Sellers, and the Company do hereby amend the Agreement as follows:

         1. Section 2.4(b)(ii)(A) through (H) shall be amended to read as follows:

                  (A)      $361,291 Promissory Note payable to William O. Tracy,
                           III,
                  (B)      $225,806 Promissory Note payable to Byron H. Black,
                  (C)      $180,645 Promissory Note payable to Kent E. Jackfert,
                  (D)      $180,645 Promissory Note payable to Robert V.
                           Berthold, Jr.,
                  (E)      $180,645 Promissory Note payable to Fred W. Truman,
                  (F)      $90,322 Promissory Note payable to Samuel Yerrid,
                  (G)      $90,322 Promissory Note payable to Robert Orders, and
                  (H)      $90,322 Promissory Note payable to Andrew Teeter;

         2. A new subsection (c) shall be added to Section 3.17 as follows:

                  (c) Notwithstanding the provisions of the last sentence of paragraph seven of the Letter of Intent dated November 13, 1997, no $250,000 distributions to managers or any other distributions to any of the Sellers (other than salaries in the Ordinary Course of Business) have been made since the Most Recent Fiscal Month End, and no such distributions shall be made to any of the Sellers prior to the Closing.

         3.       Section 3.30 shall be amended to read as follows:

         SS.3.30 INDEBTEDNESS. The Indebtedness of the Company as of the date of this Agreement does not exceed $478,227.73 and will not exceed $478,227.73 as of the Closing Date (the "Maximum Indebtedness").

         4. A semicolon shall replace the period at the end of subsection (e) of Section 10.2 and a new subsection (f) shall be added to
Section 10.2 immediately after subsection (e) thereof as follows:

                  (f) The transfer of the capital stock, business and/or assets of Subsurface, Inc. to Sellers, including any Tax resulting from such transfer (whether as a result of recognition of gain on such transfer or otherwise).

         5.       The following subsection (c) shall be added to the end of
                  Section 3.4:

                  The Financial Statements (including the Balance Sheet and the most Recent Balance Sheet) fully and properly reflect all Indebtedness, liabilities and obligations of the Company required to be so reflected (whether as an accrual or in footnotes thereto).

         Any references in the Agreement to any sections amended by this Amendment are hereby deemed to refer to those sections as amended hereby. The Agreement shall, except as provided above, remain unchanged and continue in full force and effect. All capitalized terms used in this Amendment without definition shall have the respective meanings set forth in the Agreement.

         This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of December 31, 1997.

                                      BUYER:

                                      NATIONSRENT OF WEST VIRGINIA, INC.

                                      By:    /s/ Jeffrey E. Levine
                                      -----------------------------------------
                                             Jeffrey E. Levine, Secretary

                                      SELLERS:

                                        /s/  William O . Tracy, III
                                      -----------------------------------------
                                      William O . Tracy, III

                                        /s/  Byron H. Black
                                      -----------------------------------------
                                      Byron H. Black

                                        /s/  Kent E. Jackfert
                                      -----------------------------------------
                                      Kent E. Jackfert

                                        /s/  Robert W. Berthold, Jr.
                                      -----------------------------------------
                                      Robert W. Berthold, Jr.

                                        /s/ Fred W. Truman
                                      -----------------------------------------
                                      Fred W. Truman

                                        /s/  Samuel Yerrid
                                      -----------------------------------------
                                      Samuel Yerrid

                                        /s/ Robert Orders
                                      -----------------------------------------
                                      Robert Orders

                                        /s/  Andrew Teeter
                                      -----------------------------------------
                                      Andrew Teeter

                                      COMPANY:

                                      TITAN RENTALS, INC.


                                      By:  /s/  William O. Tracy, III
                                      -----------------------------------------
                                           William O. Tracy, III, President


                                      - 3 -